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                                                                    EXHIBIT 99.1


                      SERVICE CORPORATION INTERNATIONAL AND
                        EQUITY CORPORATION INTERNATIONAL
                      JOINTLY ANNOUNCE COMPLETION OF MERGER


HOUSTON, TEXAS, January 19, 1999...Service Corporation International (NYSE:
SRV) ("SCI") and Equity Corporation International (NYSE: EQU) ("ECI") jointly announced today the consummation of the previously announced merger between ECI and a wholly-owned subsidiary of SCI (the "Merger"). As determined in accordance with the merger agreement, the stockholders of ECI will receive 0.71053 of a share of SCI common stock for each share of ECI common stock.

SCI and ECI also announced that the Federal Trade Commission has accepted the Agreement Containing Consent Order signed by SCI and the FTC staff in December 1998, resolving regulatory concerns of the FTC staff with regard to the Merger.

SCI affiliates now operate approximately 3,700 funeral locations and 500 cemeteries in 18 countries on five continents, as a result of the merger.

For additional information contact:

SCI:     Todd A. Matherne, Vice President & Treasurer       Tel: (713) 525-5243

         Media:
         Kate Inverarity, Brunswick Group                   Tel: (212) 333-3810

ECI:     W. Cardon Gerner, Chief Financial Officer          Tel: (409) 631-8703

         Media:
         Michael Porter, Porter LeVay & Rose                Tel: (212) 564-4700



Other Service Corporation International and press releases are available through Company News On-Call by fax, (800) 758-5804, extension 104532, or at HYPERLINK http://www.prnewswire.com http://www.prnewswire.com or SCIAEs homepage: http://www.sci-corp.com.